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                                                                   EXHIBIT 10.14

eMerge Vision Systems, Inc.
10315 102nd Terrace
Sebastian, FL 32958

Gentlemen:

         The undersigned subscriber ("Subscriber") hereby subscribes for and agrees to purchase Two Million Four Hundred thousand (2,400,000) shares of the Series B Junior Preferred Stock, $..01 par value per share, (the "Shares") of eMerge Vision Systems, Inc. (the "Company") for an aggregate purchase price of $4,800,000.

         Upon your acceptance of this subscription, Subscriber will cancel the debt of the Company to the Subscriber in the amount of the purchase price against issuance to Subscriber of a certificate representing the Shares, which shall be free and clear of all liens, mortgages, pledges, security interests and other encumbrances except as set forth herein or as provided for in the Articles of Incorporation of the Company, and which shall be fully paid and non-assessable.

         Subscriber hereby represents, warrants and acknowledges to the Company and agrees with the Company as follows:

                  1. Subscriber is acquiring the Shares solely for its own account without a view to the distribution or resale thereof;

                  2. The Shares are not being sold by the Company pursuant to any registration under the Securities Act of 1933, the Florida Securities Laws or any other applicable state securities laws (collectively, the "Securities Laws"). The Shares are being sold in reliance upon exemption from registration under such laws, and Subscriber understands that it may not sell, transfer or otherwise dispose of any or all of the Shares except pursuant to an effective registration under the applicable Securities Laws or upon its delivery to the Company of an opinion of counsel that the sale or disposition is exempt from registration under the applicable Securities Laws. Subscriber understands that the foregoing transfer restrictions are in addition to any transfer restrictions set forth in the Company's Certificate of Incorporation and any contractual transfer restrictions to which Subscriber may agree. A legend will be placed on the certificates evidencing the Shares Subscriber is purchasing hereby, and stop-transfer instructions will be issued to the transfer agent of the Shares to insure compliance with the provisions of the Securities Laws.

                  3. Unless otherwise expressly agreed to in writing by the Company, the Company has no obligation or intention to effect a registration of the Shares for resale by Subscriber, and Subscriber must therefore hold the Shares indefinitely unless a registration covering the Shares is effected or an exemption from registration is available.
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                  4. Subscriber (a) can bear the economic risk of the purchase of the Shares, including the total loss of its investment, (b) has no need for liquidity in this investment, and, (c) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Company and the investment in the Shares.

                  5. Prior to the execution of this Agreement, Subscriber and its attorneys, accountants, and other advisers, if any, have: (a) been provided with full and free access and opportunity to inspect, review, examine and inquire about all books, records and information (financial or otherwise) of the Company, its business and affairs, and have made such inspection, review, examination and inquiry as they have deemed appropriate; and (b) been offered the opportunity to ask such questions and obtain such additional information concerning the Company and its business and affairs as they have requested so as to understand the nature of the investment in the Shares and to verify the accuracy of the information obtained as a result of investigation. Neither the Company nor any other person has made any representation or warranty of any kind respecting the Company, its business and affairs. The decision to purchase the Shares has been made solely on the basis of the information obtained pursuant to the inspection, review, examination and inquiry referred to in this Section 5 hereof and has not been based on any other information.

                  6. Subscriber is an accredited investor as defined in Regulation D under the Securities Act of 1933, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Company and the investment in the Shares.

         Please indicate your acceptance of this subscription by signing and returning to Subscriber one copy of this letter.

                                          Very truly yours,

                                          XL VISION, INC.



                                          By: /s/: David Szostak
                                             ----------------------------------
                                             Vice President and
                                               Chief Financial Officer

ACCEPTED AND AGREED:

eMERGE VISION SYSTEMS, INC.



By: /s/: Charles L. Abraham
    -------------------------------
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         Charles Abraham, President

Dated: April, 1999